Exhibit 10.11

A portion of this exhibit has been redacted because it is both not material and private information.

PROFESSIONAL SERVICES AGREEMENT

This professional services agreement (“Agreement”) is made effective as of January 2nd, 2020 (the “Effective Date”) by and between Nava Management, LLC, a Delaware limited liability company (sometimes referred to herein as “Nava” and/or the “Client”); and St Ends Management, LLC, a Maryland limited liability company (sometimes referred to herein as “St Ends” and/or the “Supplier”).

WHEREAS, Nava provides management and related services for health care entities:

WHEREAS, St Ends provides management services;

WHEREAS, Nava requires certain support services in connection with the operation of its business; and

WHEREAS, St Ends desires to provide support services for Nava as set forth herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby is acknowledged by the parties, the parties hereto agree as follows:

1.            Engagement. Client hereby engages Supplier to perform and Supplier agrees to perform services on the terms and conditions set forth herein. The terms of this Agreement shall apply to all services performed by Supplier for Client from the commencement of such services until Supplier ceases to perform services for Client.

2.	Supplier’s Duties.

2.1.            Services. During the term of this Agreement, Supplier shall provide services described in the attached Schedule 1.

2.2.            Records. Supplier shall keep records of the time devoted to specific projects and all travel and miscellaneous expenses incurred in performing services, and Client shall be entitled to access, review and copy such records upon reasonable request therefore.

3.	Fees and Expenses.

3.1.            Fees; Billing. Client agrees to pay Supplier fees as specified in the attached Schedule 1. Supplier shall invoice Client on a monthly basis for fees under this Agreement.

3.2.            Taxes and Governmental Filings. Supplier shall make all payments, declarations and filings with local, state and federal governmental entities regarding taxation, license fees, franchise fees, social security, insurance, and any other governmental requirements relating to Supplier’s performance of services as an independent contractor.

4.	Termination.

4.1.            Term and Termination. Unless sooner terminated hereunder, this Agreement shall commence as of the Effective Date and shall remain in effect until terminated as provided for in this Section 4. Either Client or Supplier may terminate this Agreement at any time by giving not less than thirty (30) days prior written notice of such termination to the other party.

4.2.            Surviving Provisions and Obligations. The following provisions shall survive any termination of this Agreement: Sections 4.2, 5 (including all subsections thereof), 6, 7, 9, 10, and 11. Any payment obligation arising under this Agreement that has accrued prior to the termination or expiration of this Agreement shall survive such termination.

5.           Confidential Information.

5.1.            Definition of “Confidential Information”. “Confidential Information” means all information and material disclosed or delivered to one party (the “Receiving Party”) by or on behalf of the other party (the “Disclosing Party”) that is identified verbally or in writing as confidential to the Receiving Party or which the Receiving Party reasonably should understand to be confidential to the Disclosing Party from the circumstances surrounding disclosure to the Receiving Party and includes, as Confidential Information of Client, all information concerning Client’s individual clients. Information and material shall not be considered Confidential Information to the extent, but only to the extent, that such information or material is demonstrated:

(a) to have been learned by the Receiving Party from an independent third party free of any restriction and without breach of this Agreement; (b) to have been or to have become publicly available through no wrongful act of the Receiving Party or any person or entity affiliated with the Receiving Party; or (c) to have been independently developed by the Receiving Party without reference to any Confidential Information of the Disclosing Party.

5.2.            Supplier’s Permitted Disclosure and Use. During the term of this Agreement, Supplier is authorized: (a) to use the Confidential Information as required for the performance of Supplier’s services hereunder; and (b) to disclose and/or deliver Confidential Information to the employees and subcontractors of Supplier, but only to the extent that such employees and subcontractors have a need to know such Confidential Information for the purposes of this Agreement or for the performance of activities under this Agreement.

5.3.            Restrictions on Disclosure and Use. During the term of this Agreement and at all times thereafter, the Receiving Party shall exercise the same care and discretion to prevent and restrain the unauthorized or inadvertent use, disclosure, delivery, publication, dissemination or reproduction of Confidential Information as the Receiving Party employs with respect to the Receiving Party’s own information of similar importance, and in any case not less than a commercially reasonable degree of care and discretion. If the Receiving Party is requested or required by any legal process to disclose any information required to be held confidential pursuant to this Section 5, the Receiving Party shall promptly notify the Disclosing Party of such request or requirement and provide reasonable cooperation to the Disclosing Party in the Disclosing Party’s efforts to avoid or minimize the required disclosure and obtain a protective order or other similar relief.

6.                  Severability. If any provision of this Agreement is rendered inoperative, void or illegal by operation of law, regulation, judgment or otherwise, such provision will be deemed omitted and the remainder of the Agreement will remain enforceable to the maximum permissible extent.

7.                  Assignment. This Agreement shall inure to the benefit of, and be binding upon, each party and their respective successors and permitted assigns, but shall not be assignable by Supplier without the prior written consent of Client. Any such purported assignment by Supplier without such written consent shall be void and of no effect.

8.                  Force Majeure. Neither Supplier nor Client shall be liable for any failure to perform or for delay in performance of such party’s obligations hereunder resulting from circumstances beyond such party’s reasonable control.

9.                  Governing Law. The validity, construction and performance of this Agreement and the legal relations among the parties to this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland without giving effect to any conflict of law principles.

10.              Entire Agreement; Amendment; Waivers. This Agreement is the final agreement between the parties on the subject matter hereof, and any prior agreements or representations regarding the subject matter hereof are hereby superseded. This Agreement may not be modified, altered or amended except by a further written document signed by authorized representatives of both parties. No failure or delay by either party in exercising any rights, power, or remedy under this Agreement shall operate as a waiver of any such right, power, or remedy.

11.              Counterparts. This Agreement may be executed in counterparts, each of which will be considered an original, but all of which together will constitute one and the same instrument. Delivery of this Agreement may be made by facsimile or electronic transmission, including but not limited to e-mail, of counterparts of this Agreement, which counterparts shall be fully effective as originals.

(SIGNATURES ON FOLLOWING PAGE)

(SIGNATURE PAGE -- PROFESSIONAL SERVICES AGREEMENT)

IN WITNESS WHEREOF, each party has executed this Agreement, under seal, by the signature of such party’s duly authorized representative below, intending that this Agreement be legally binding and an instrument under seal.

Nava Management, LLC	St Ends Management, LLC

By:	/s/ Bernaldo Dancel	(SEAL)	By:	/s/ Constance Dancel	(SEAL)

Print Name:	Bernaldo Dancel	Print Name:	Constance Dancel

Title:	CEO	Title:	Member

Schedule 1

Services:

▪	Benefits administration.
▪	Recruiting and hiring.
▪	Payroll administration.
▪	Unemployment administration.
▪	Workers' compensation administration.
▪	Compliance assistance.
▪	Drug testing programs.
▪	Family and Medical Leave Act administration.
▪	Staff Management.

Fees:

Cost plus 5%

May 12 , 2022

VIA HAND DELIVERY

Constance Dancel, Member

St Ends Management, LLC

RE:	Professional Services Agreement (“Agreement”) dated January 2, 2020 between
St Ends Management, LLC and Nava Health MD, LLC, formerly known as Management, LLC

Dear Ms. Dancel:

I am writing in connection with the above-referenced Agreement. Pursuant to Section 4.1 of the Agreement, this serves as notice of termination of the Agreement, with termination becoming effective 30 days from the date of this notice.

If you have any questions, please do not hesitate to contact me at [***].

Sincerely,

Nava Health MD, LLC

/s/ Bernaldo Dancel
Bernaldo Dancel, CEO

[***]: Redacted